Reseller Agreement between CinTel Co., Ltd. and NEOframe Inc.

NEOframe Inc. (hereinafter referred to as "Principal") and CinTel Co. Ltd. (hereinafter referred to as "Partner") enter into this agreement regarding reseller to market the products made or supplied by Principal as follows:

Article 1. Purpose of Agreement

This Agreement is made and entered into to prescribe all items pertaining to supply of products and technical support by principal and all sales activities by Partner.

Article 2. Term of Agreement

      1. Term: This Agreement shall become effective from January 1, 2004 to December 31, 2004 and shall continue in full force and effect for a period of one (1) year. This Agreement shall be automatically extended for a successive one (1) year thereafter, unless and until either party shall give to the other party at least thirty (30) days prior written notice of its intention not to extend this Agreement. And the termination of the term shall not effect any right or debt already generated.

      2. Adjustment: In case the Parties need to adjust the term of this agreement before expiring date, each party must notice its intention in form of documentation.

Article 3. Limit of application

The items determined by this agreement are effective on all agreements and mutual consents during the term of agreement.

      1. Partner: Partner must have thorough knowledge of `Sales Partner Program' provided by Principal and must cooperate with Principal as its Platinum Partner.

      2. Sales Products: "Products" shall mean the products specified in Appendix 1, and other products are negotiable between both parties.

      3. Sales Price: Principal must notice the list prices and reseller prices of products to Partner and Partner must obey Principal's price policy.

      4. Change of Sales Price: Partner shall be able to notice the reason of changing price in case it is needed, and Principal ought to meet Partner's meet according to Sales Partner Program in a sincere manner.

      5. Others: In case new definitions or items which are not listed on this agreement or Sales Partner Program, each party must define the items and receive one original copy hereof.


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Article 4. Definition

In this agreement except where context otherwise requires, the following terms and expressions shall be understood to have the precise meaning as follows:

      1. Products: "Products" shall mean the products or the technologies manufactured, developed, or supplied by Principal.

      2. Sales: "Sales" shall mean the activities of resale which Partner shall pay the price of Products to Principal and shall sell the Products to other customers.

Article 5. Right of Ownership

The ownership of Products shall belong to Principal before paying the price of Products. After paying the price, the ownership of Products shall pass to Partner.

Article 6. Sale Plan

Partner shall prepare sale plan for Principal's product with specific time frame. Partner shall provide written plan schedule to Principal, so Principal shall prepare required education and technical support according to such sale plan.

Article 7. Payment

Partner shall clear cash-based payment of supplied product from Principal within one month after completing sale activities to customer. If any correction is required in special case, such change in payment shall be executed with mutual agreement between Partner and Principal.

Article 8. Quality and Warranty

      1. Warranty with free of charge: Principal shall guarantee warranty of Software for six months and Hardware for one year with free of charge. This warrantee term shall begin right after Partner gain quality report from its customer. In case of software warranty, Partner and Principal shall make mutual agreement if warranty of software needs to be longer than one year period.

      2. Procedure of Warranty with free of charge: During the period of Warranty with free of charge, Principal shall notice maintenance activity to Partner when maintenance is demanded from customers and execute maintenance service in immediate manner.

      3. Warranty with charge: When maintenance work is required after warranty, such maintenance expense shall be calculated by 10% of Product Supply Contract price. If Partner can prepare technical support for specific case, expense rate shall be changed by mutual agreement between both parties.


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Article 9. Impossibility

      1. If breach in a certain part of this agreement occurs due to Natural disaster, War, Law Change, Commend execution by government, Strike, Accidents, or other obstacles that can not be controlled by human power, both parties shall not take any responsibility because of such delay or breach.

      2. In case of Article 9-1, such breached part of this Agreement shall lose its effectiveness.

Article 10. Non-Disclosure Responsibility

      1.    Both parties shall respect mutual business activities.

      2. Both parties shall not disclose to any third party, without the prior written consent of the Principal, or use for any purpose other than the performance of its obligations under this Agreement, any confidential information concerning the Products or business affairs (including but not limited to, prices, discounts, terms and conditions of sale, customers, business affairs, Products or Product specification).

      3. Article 10-1 and 10-2 shall be effective after the termination of this Agreement.

Article 11. Termination

      1. In each case of the following events, either party ("Terminating Party") may terminate this Agreement, with immediate effect, by giving the written notice of termination to the other party ("Defaulting Party"):

            A. if the Defaulting Party does not remedy the breach or failure to perform or observe any agreement or condition herein contained within twenty (20) days of a notice requiring remedy of such breach or failure to perform or observe.

            B.    if Principal consider it as damage when Party breaches Article
                  10.

            C. if the Defaulting Party becomes bankrupt or insolvent, or have its business placed in the hand of a receiver, assignee or trustee.

      2.    In  case  of   Article   11-1,   this   Agreement   shall  lose  its
            effectiveness.   Terminating  Party  shall  ask   responsibility  to
            Defaulting Party.

Article 12. Prohibition of Right Transferring

Any rights due to this Agreement shall not be transferred to third party without exchanging written agreement between both parties.

Article 13. Settlement

All disputes, controversies or differences which may arise between parties, our of, or in relation to, or in connection with this Agreement, or for the breach thereof, shall be settled by both Principal and Partner's mutual resolving efforts, and it shall be finally settled by arbitration in Seoul, Korea in accordance with the Commercial Arbitration Rules of the Korean Commercial Arbitration Board and under the laws of Korea.


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Article 14. Agreement

Principal and partner shall agree on this Agreement with mutually equal status. Both parties shall sign on two copy of this Agreement, and each party reserves one copy of this Agreement.

                                                               January 1st, 2004

"Partner"                                  "Principal"
CinTel Corp.                               NeoFrame
Dae-chi-dong 891-43, Gang-nam-gu, Seoul    Yang-Jae-dong 82-1, Seo-cho-gu, Seoul
CEO    Sang-don Kim     (Signature)        CEO   Sung-ryong Kim    (Signature)


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                        Appendix 1. Product for Sale List

1.    Application Accelerator (Software Solutions)

2.    Application Accelerator (Appliance Solutions)

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